                                    FORM OF
                               AMENDMENT # 3 TO
                         INVESTMENT ADVISORY AGREEMENT

      WHEREAS,  Oppenheimer Quest Value Fund, Inc. (hereinafter referred to as the  "Company"),  and  OppenheimerFunds,  Inc.  (hereinafter  referred  to  as
"OFI"), are party to an Investment  Advisory Agreement dated June 2, 1997 (the
"Agreement") and amended on March 1, 2002 and on June 15, 2003;

      WHEREAS,  on December 8, 2003 the Company's Board of Directors  approved a modified annual  management fee rate for the Company to become  effective on
January 1, 2004; and

      WHEREAS,  the Company and OFI desire to amend the  Agreement  to reflect the foregoing management fee change;

      NOW THEREFORE, the Company and OFI agree as follows:

      1.  Schedule A of the  Agreement  is replaced in its  entirety  with the
Schedule A attached hereto.

      2. Except for the  foregoing,  no other  provision  of the  Agreement is modified or amended and the  Agreement,  as amended  hereby,  shall  remain in full force and effect.

Date: January 1, 2004

                              Oppenheimer Quest Value Fund, Inc.

                              By: _______________________________________
                                    Robert G. Zack, Secretary

                              OppenheimerFunds, Inc.

                              By: _______________________________________
                                    Robert G. Zack, Senior Vice President

                                  Schedule A
                                      To
                        Investment Advisory Agreement
                                   Between
                      Oppenheimer Quest Value Fund, Inc.
                                     And
                            OppenheimerFunds, Inc.

--------------------------------- -------------------------------------

          Name of Fund               Annual Fee as a Percentage of
                                        Average Daily Net Assets
================================= =====================================
--------------------------------- -------------------------------------

Oppenheimer Quest Value Fund,     0.90% of first $400 million of  net
Inc.                              assets
                                  0.85% of next $400 million of  net
                                  assets
                                  0.80% of next $400 million of net
                                  assets
                                  0.70% of next $400 million of net
                                  assets
                                  0.65% of next $400 million of net
                                  assets
                                  0.60% of assets over $2 billion
--------------------------------- -------------------------------------

                                 AMENDMENT TO
                         INVESTMENT ADVISORY AGREEMENT

      WHEREAS,  Oppenheimer Quest Value Fund, Inc. (hereinafter referred to as the  "Company"),  and  OppenheimerFunds,  Inc.  (hereinafter  referred  to  as
"OFI"), are party to an Investment  Advisory Agreement dated June 2, 1997 (the
"Agreement");

      WHEREAS,  on February 11, 2002 the Company's Board of Directors approved a modified annual  management fee rate for the Company to become  effective on
March 1, 2002; and

      WHEREAS,  the Company and OFI desire to amend the  Agreement  to reflect the foregoing management fee change;

      NOW THEREFORE, the Company and OFI agree as follows:

      1.  Schedule A of the  Agreement  is replaced in its  entirety  with the
Schedule A attached hereto.

      2. Except for the  foregoing,  no other  provision  of the  Agreement is modified or amended and the  Agreement,  as amended  hereby,  shall  remain in full force and effect.

Date: March 1, 2002

                              Oppenheimer Quest Value Fund, Inc.

                              By: /s/Robert G. Zack
                                ----------------------------------
                                    Robert G. Zack, Secretary

                              OppenheimerFunds, Inc.

                              By: Robert G. Zack
                                -----------------------------------
                                    Robert G. Zack, Senior Vice President

                                  Schedule A
                                      To
                        Investment Advisory Agreement
                                   Between
                      Oppenheimer Quest Value Fund, Inc.
                                     And
                            OppenheimerFunds, Inc.

------------------------------ ----------------------------------

        Name of Fund             Annual Fee as a Percentage of
                                   Average Daily Net Assets
============================== ==================================
------------------------------ ----------------------------------

Oppenheimer Quest Value        1.00% of first $400 million of
Fund, Inc.                     net assets
                               0.90% of next $400 million of
                               net assets
                               0.85% of next $2.2 billion of
                               net assets
                               0.75% of next $1 billion of  net
                               assets
                               0.65% of net assets over $4
                               billion

------------------------------ ----------------------------------

                                 AMENDMENT TO
                         INVESTMENT ADVISORY AGREEMENT

      WHEREAS,  Oppenheimer Quest Value Fund, Inc. (hereinafter referred to as the  "Company"),  and  OppenheimerFunds,  Inc.  (hereinafter  referred  to  as
"OFI"), are party to an Investment  Advisory Agreement dated June 2, 1997 (the
"Agreement") and amended on March 1, 2002;

      WHEREAS,  on June 9, 2003 the  Company's  Board of Directors  approved a modified  annual  management  fee rate for the Company to become  effective on
June 15, 2003; and

      WHEREAS,  the Company and OFI desire to amend the  Agreement  to reflect the foregoing management fee change;

      NOW THEREFORE, the Company and OFI agree as follows:

      1.  Schedule A of the  Agreement  is replaced in its  entirety  with the
Schedule A attached hereto.

      2. Except for the  foregoing,  no other  provision  of the  Agreement is modified or amended and the  Agreement,  as amended  hereby,  shall  remain in full force and effect.

Date: June 15, 2003

                              Oppenheimer Quest Value Fund, Inc.

                              By: Robert G. Zack
                                ------------------------------------
                                    Robert G. Zack, Secretary

                              OppenheimerFunds, Inc.

                              By: Robert G. Zack
                                ------------------------------------
                                    Robert G. Zack, Senior Vice President

                                  Schedule A
                                      To
                        Investment Advisory Agreement
                                   Between
                      Oppenheimer Quest Value Fund, Inc.
                                     And
                            OppenheimerFunds, Inc.

--------------------------------- -------------------------------------

          Name of Fund               Annual Fee as a Percentage of
                                        Average Daily Net Assets
================================= =====================================
--------------------------------- -------------------------------------

Oppenheimer Quest Value Fund,     0.90% of first $400 million of  net
Inc.                              assets
                                  0.85% of next $600 million of  net
                                  assets
                                  0.80% of next $2 billion of net
                                  assets
                                  0.70% of next $1 billion of net
                                  assets
                                  0.65% of next $1 billion of net
                                  assets
                                  0.60% of assets over $5 billion
--------------------------------- -------------------------------------